Exhibit B-45

BY - LAWS

OF

SHOPWELL LIQUORS, INC.

ARTICLE I

OFFICES AND STATUTORY AGENT

SECTION 1. Principal Office. The principal office of the corporation in the State of Connecticut shall be at c/o Prentice Hall Corporation Systems, Inc., 1 Constitution Plaza, Hartford, Connecticut, except as the same may be deemed to have been changed pursuant to the provisions of sub-section (q) of Section 33-284 of the Connecticut Stock Corporation Act.

SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Connecticut, as the Board of Directors may from time to time designate or the business of the corporation require.

SECTION 3. Statutory Agent. The name and the address of the statutory agent of the corporation in Connecticut for service of process are Prentice Hall Corporation Systems, Inc., 1 Constitution Plaza, Hartford, Connecticut.

ARTICLE II

SHAREHOLDERS’ MEETING

SECTION 1. Annual Meetings. The annual meeting of the shareholders of the corporation, commencing with the year 1969, shall be held at such place designated by the Board of Directors on the last Thursday in October of each year (or if said day be a legal holiday), for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

If the annual meeting shall not be held on the date designated herein, a substitute annual meeting shall be called in the same manner as in the case of a special meeting of shareholders. At any substitute annual meeting the shares entitled to vote for directors and there represented, either in person or by proxy, shall constitute a quorum for the purpose of such meeting, notwithstanding the provisions of any other section of the Connecticut Stock Corporation Act, or any provision of these By-Laws or Certificate of Incorporation.

SECTION 2. Special Meetings. Special meetings of the shareholders shall be held at the same location as that for annual meetings upon call of the President or a Vice-President or the Board of Directors, and shall be called by the President at the request in writing of the holders of record of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

SECTION 3. Notice of Meetings. A notice in writing of each meeting of shareholders shall be given by or at the direction of the President or Secretary or the officer of person calling the meeting to each shareholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last-known post-office address as last shown on the stock records of the corporation, postage prepaid, not less than seven days nor more than fifty days before the date of the meeting. Each notice of a meeting of shareholders shall state the place, day and hour of the meeting. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting. Any matter relating to the affairs of the corporation may be brought up for action at an annual meeting of shareholders, whether or not stated in the notice of the meeting, provided, unless stated in the notice of the meeting, no By-Law may be brought up for adoption, amendment or repeal, and no matter, other than election of directors, may be brought up which expressly requires the vote of shareholders pursuant to the Connecticut Stock Corporation Act. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any shareholder by law or under the provisions of the Certificate of Incorporation or these By-Laws, or of a resolution of shareholders or directors, a written waiver of notice signed by the shareholder or shareholders entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary of the corporation shall cause any such waiver to be filed with or entered upon the records of the corporation or, in the case of a waiver of notice of a meeting, the records of the meeting, The attendance of any shareholder at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

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Actions taken at any meeting of shareholders, however called and with whatever notice, if any, shall be as valid as though taken at a meeting duly called and held on notice, if all shareholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any shareholder, or if a quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any shareholder entitled to vote so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

SECTION 4. Quorum. A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the corporation entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the voting power of the shares represented at the meeting in person or by proxy may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. Organization. Meetings of the shareholders shall be presided over by the President, or if he is not present, by a Vice-Presidents, or if neither the President nor a Vice-President is present, by a chairman to be chosen by the holders of a majority of the voting power who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as Secretary of the meeting.

At the annual meeting of shareholders the order of business shall be as follows:

1.	Calling Meeting to order.

2.	Proof of notice of meeting, or waiver thereof.

3.	Reading of minutes of last previous annual meeting, unless dispensed with.

4.	Reports of officers.

5.	Reports of committees, if any.

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6.	Election of directors.

7.	Miscellaneous business.

SECTION 6. Voting. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of Connecticut, at every meeting of the shareholders, each shareholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on shares of the corporation may be given by the shareholder entitled thereto in person or by an agent duly authorized by a written proxy, executed by such shareholder; provided, however, that no proxy shall be valid after the expriation of eleven months from the date of its execution unless said proxy specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held. A photographic or similar reproduction of a proxy or a telegram, cablegram, wireless or similar transmission of a proxy sent by such shareholder is a sufficient writing. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the shareholders shall be decided by the affirmative vote of a majority of the voting power of the shares of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors, the voting may, but need not, be by ballot, and a plurality of the votes cast thereat shall elect.

Unless the Certificates of Incorporation or the subscription for shares otherwise provides, a subscriber for voting shares shall be entitled to vote as though the shares subscribed for had been fully paid, but shares upon which an instalment of the consideration therefor is overdue and unpaid shall not be voted.

SECTION 7. Voting List. The corporate officer having responsibility for the share transfer books for shares of the corporation shall make, or cause to be made, at least five days before each meeting of shareholders a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and calss of shares held by, each. Such list or other equivalent record shall, for a period of five days prior to such meetings be kept on file at the principal office of the corporation or at the office or place of business of a transfer agent in the State of Connecticut and shall be subject to inspection by any shareholder during usual business hours for any proper purpose.

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SECTION 8. Informal Action. Any action which, under any provision of the Connecticut Stock Corporation Act, may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken or to be taken, is signed by all the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys, and filed with the Secretary of the corporation as part of the corporate records. Such consent shall have the same force and effect as a unanimous vote of shareholders.

Where any provisions of the Connecticut Stock Corporation Act requires for any purpose the vote, consent, waiver or release of the holders of a designated proportion of the voting powers of shares, or of the shares of any particular class, the consent waiver or release of shareholders holding such designated proportion of the voting power, or the affirmative vote at a meeting duly held and at which a quorum is present of shareholders holding such designated proportion of the voting power, shall be the act of the shareholders for such purpose.

ARTICLE III

DIRECTORS

SECTION 1. Powers, Number, Qualification, Term, Quorum, and Vacancies. Subject to any provisions pertaining thereto contained in the Certificate of Incorporation, the business, property, and affairs of the corporation shall be managed by its Board of Directors, consisting of not less than three nor more than seven directorships. The number of directorships constituting the first Board of Directors shall be four. Thereafter, the number of directorships at any time within the foregoing minimum and maximum number of directorships shall be the number fixed by resolution of the shareholders or directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of shareholders. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The number of directors shall never be less than three, except that, where all of the issued and outstanding shares of the

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corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of said shareholders. A reduction of the number of directorships shall not remove any director in office or shorten his term.

Directors need not be shareholders of the corporation or residents of the State of Connecticut.

A majority of the number of directorships at the time, at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board, except as otherwise provided by law. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

In case a vacancy shall occur in the Board of Directors by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy occurring by reason of an increase in the number of directorships within the minimum or maximum number aforesaid or by reason of removal by the shareholders, the vacancy may be filled for the unexpired term by action of the sole remaining director in office or by the concurring vote of a Majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting are less than a quorum, and though such majority is less than a quorum. Vacancies resulting from an increase in the number of directorships or from removal of directors shall be filled by the shareholders entitled to vote.

SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Connecticut as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any two directors by oral or written notice given to each director not less than two days before such meeting, A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders or held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice

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if at any time before or after the meeting those not present waive notice of the meeting in writing. The attendance of any director at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed a waiver by him of notice of such meeting.

SECTION 3. Committees. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, at a meeting at which a quorum is present, may designate two or more directors to constitute an Executive Committee or other committees, which committees, to the extent provided by the By-Laws, shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

SECTION 4. Removal of Directors. At any special meeting of the shareholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of the voting power for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting.

SECTION 5. Indemnification of Directors and Officers. The Board of Directors is authorized pursuant to the provisions of the Connecticut Stock Corporation Act, regardless of the adverse interest of any or all the directors, to indemnify and reimburse any person made a party to any action, suit or proceeding by reason of the fact that he, or a person whose legal representative or successor he is, is or was a director, officer or employee of the corporation for expenses, including attorneys’ fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he may have become liable as the Board of Directors deems reasonable, actually incurred by him in connection with the defense or reasonable settlement of any such action, suit as to which he, or such person whose legal representative or successor he is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties.

SECTION 6. Informal Action. If all the directors severally or collectively consent in writing to any action to be taken by the corporation, and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

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ARTICLE IV

SECTION 1. Number. The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall appoint a President and a Secretary, and from time to time, may appoint a Treasurer and one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are appointed and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3. Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice-President or Vice-Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer respectively.

ARTICLE V

CERTIFICATES REPRESENTING SHARES

SECTION 1. Form and Transfers. The interest of each shareholder shall be evidenced by certificates for shares stating, the name of the corporation; a statement that the corporation is organized under the laws of the State of Connecticut; the name of the person to whom issued or that the same is issued to bearer; the number, class and designation of series, if any, of shares which such certificates represents; the par value of each share represented by such certificates or a statement that the shares are without par value; and, when more than one class of shares is authorized, the further statements required by law.

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The corporation shall not issue any certificate for shares until the shares represented thereby are fully paid.

No certificate for a fractional share may be issued, but the Board of Directors may provide for an alternative to such issuance as authorized by Section 33-346 of the Connecticut Stock Corporation Act.

Share certificates may be under seal, or facsimile seal, of the corporation and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signature may be facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of the corporation or registrar. If any officer who has signed or whose facsimile signature was so used before such capacity as to which his signature was so used before such certificate has been delivered by the corporation, the certificate may, nevertheless, be adopted by the corporation and be issued and delivered as though such officer had not ceased to hold such office.

Upon compliance with any provisions restricting the transferability of shares, as set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent, or transfer clerk or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the corporation.

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SECTION 2. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but such period shall not exceed, in any case, seventy days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten full days immediately preceding the date of such meeting. In lieu of closing the stock transfer books, the Board of Directors by resolution may fix a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of shareholders, not less than ten full days, immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case say be, shall be the record date for such determination of shareholders.

SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be the fifty-two or fifty-three week period ending on the Saturday closest to December 31, on the calendar year.

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ARTICLE VII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VIII

BOOK AND RECORDS

The corporation shall maintain in Connecticut at its principal office or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

At intervals of not more than twelve months, the corporation shall prepare a balance sheet showing the financial condition of the corporation as of a date not more than four months prior thereto and a profit and loss statement shall be deposited at the principal office of the corporation and kept for at least ten years from such date.

ARTICLE IX

AMENDMENTS

The By-Laws of the corporation shall be subject to amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be adopted, either by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or by the affirmative vote of directors holding a majority of the directorships, given at any regular or special meeting, provided that notice of the proposal so to make, alter, amend, or repeal such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the By-Laws of SHOPWELL LIQUORS, INC., a Connecticut Corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: October 17, 1969

Secretary of
SHOPWELL LIQUORS, INC.

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